Exhibit 21
Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2009

INTEGRYS ENERGY GROUP, INC.+ *

Wisconsin Public Service Corporation+
WPS Leasing, Inc.+
Wisconsin Valley Improvement Company (27.1% ownership) +
Wisconsin River Power Company (50% ownership)+
WPS Investments, LLC (approximately 12.77% ownership)+
American Transmission Company LLC (approximately 34.07% ownership)+
ATC Management Inc. (32.11% ownership of Class A Shares, 20% ownership of Class B Shares)+

WPS Investments, LLC (approximately 84.51% ownership)+
American Transmission Company LLC (approximately 34.07% ownership)+

Michigan Gas Utilities Corporation++

Minnesota Energy Resources Corporation++

Integrys Business Support, LLC++

WPS Visions, Inc.+

Badger Energy Services, LLC (12.50% ownership)+

Integrys Energy Services, Inc.+
Integrys Energy Services – Natural Gas, LLC++
Integrys Energy Services – Electric, LLC++
Quest Energy, LLC+++
Integrys Energy Services of Canada Corp. (formed under Canadian law)
Integrys Energy Services of New York, Inc.++++++
Integrys Energy Services of Texas, LP+++++ (99% ownership)
Integrys Energy Services of Texas, LP+++++ (1% ownership)
PERC Holdings, LLC++

WPS Power Development, LLC+
PDI Stoneman, Inc.+
Winnebago Energy Center, LLC++
WPS Canada Generation, Inc.+
WPS New England Generation, Inc.+
Wisconsin Woodgas LLC+
Wisconsin Energy Operations LLC (49% ownership)+
ECO Coal Pelletization #12 LLC++
Sunbury Holdings, LLC++
WPS Westwood Generation, LLC++
WPS Empire State, Inc.++++++
WPS Beaver Falls Generation, LLC++
WPS Syracuse Generation, LLC++
Combined Locks Energy Center, LLC+
Peoples Natural Gas Liquids, LLC++
Solar Hold 2008-1, LLC++
Soltage-MAZ 700 Tinton Falls, LLC++ (99% ownership)
Soltage-ADC 630 Jamesburg, LLC++ (99% ownership)
Soltage-PLG 500 Millford, LLC++ (99% ownership)
Solar Hold 2008-2, LLC++
Solar Man, LLC++
Sun Devil Solar LLC++
Solar Star California II, LLC++
Solar Star New Jersey, I, LLC++
Crimson Solar, LLC++
Solar Star New Jersey, II, LLC++
Solar Star TM2, LLC++
LGS Renewables, I, LC+++++ (50% ownership)

Affiliates and Subsidiaries of Integrys Energy Group, Inc. December 31, 2009

INTEGRYS ENERGY GROUP, INC.+*

Peoples Energy Corporation++++
The Peoples Gas Light and Coke Company++++
Peoples Gas Neighborhood Development Corporation++++
North Shore Gas Company++++
Peoples Energy Resources Company, LLC++
Peoples District Energy Corporation++++
Peoples Energy Ventures, LLC++
Peoples Energy Home Services, LLC++
Peoples Energy Neighborhood Development, LLC++
Peoples Technology, LLC++

Upper Peninsula Power Company+++
WPS Investments, LLC (approximately 2.72 ownership)+
American Transmission Company LLC (approximately 34.07% ownership)+
ATC Management Inc. (1.96% ownership)+

Penvest, Inc.+++

*
Integrys Energy Group, Inc. is the parent holding company.  All affiliated companies listed are 100% owned except as noted otherwise.  All affiliates are currently active, with the exception of Wisconsin Woodgas, LLC;  Wisconsin Energy Operations LLC; ECO Coal Pelletization #12, LLC;PDI Stoneman, Inc.; Peoples Energy Ventures, LLC; and Peoples District Energy Corporation.

+	Formed under Wisconsin law.
++	Formed under Delaware law.
+++	Formed under Michigan law.
++++	Formed under Illinois law.
+++++	Formed under Texas law.
++++++	Formed under New York law.